As filed with the Securities and Exchange Commission on November 23, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
______________________

NORDION INC.
(Exact name of Registrant as specified in its charter)

Canada	98-0170107
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
447 March Rd.
Ottawa, Ontario, Canada K2K 1X8
(613) 592-2790
(Address of Registrant’s principal executive offices)

Nordion Inc. Amended and Restated Employee Share Ownership Plan
(Full title of plan)

CT Corporation
111 Eighth Avenue
New York, N.Y. 10011
(212) 590-9343
 (Name, Address and Telephone Number of Agent for Service)
______________________
Copy to:

Christopher W. Morgan, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
222 Bay Street
Suite 1750, P.O. Box 258
Toronto, Ontario M5K 1J5
(416) 777-4700
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	250,000	$11.03 (2)	$2,757,500 (2)	$196.61

Notes

(1)	The Common Shares being registered are Common Shares to be purchased on the open market by the Custodian of the plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on the basis of the average of the high and low prices for the Common Shares on the New York Stock Exchange on November 18, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 40-F of the Registrant for the fiscal year ended October 31, 2009, filed with the Commission on January 26, 2010;

(b)	Report on Form 6-K of the Registrant, furnished to the Commission on November 2, 2009;

(c)	Report on Form 6-K of the Registrant, furnished to the Commission on November 3, 2009;

(d)	Report on Form 6-K of the Registrant, furnished to the Commission on December 14, 2009;

(e)	Report on Form 6-K of the Registrant, furnished to the Commission on December 17, 2009;

(f)	Report on Form 6-K of the Registrant, furnished to the Commission on January 8, 2010;

(g)	Report on Form 6-K of the Registrant, furnished to the Commission on January 21, 2010;

(h)	Report on Form 6-K of the Registrant, furnished to the Commission on January 25, 2010;

(i)	Report on Form 6-K of the Registrant, furnished to the Commission on January 26, 2010;

(j)	Report on Form 6-K of the Registrant, furnished to the Commission on January 27, 2010;

(k)	Report on Form 6-K of the Registrant, furnished to the Commission on January 28, 2010;

(l)	Reports on Form 6-K of the Registrant, furnished to the Commission on February 1, 2010;

(m)	Report on Form 6-K of the Registrant, furnished to the Commission on February 10, 2010;

(n)	Report on Form 6-K of the Registrant, furnished to the Commission on February 19, 2010;

(o)	Report on Form 6-K of the Registrant, furnished to the Commission on March 8, 2010;

(p)	Reports on Form 6-K of the Registrant, furnished to the Commission on March 16, 2010;

(q)	Report on Form 6-K of the Registrant, furnished to the Commission on March 19, 2010;

(r)	Report on Form 6-K of the Registrant, furnished to the Commission on June 1, 2010;

(s)	Reports on Form 6-K of the Registrant, furnished to the Commission on June 15, 2010;

(t)	Report on Form 6-K of the Registrant, furnished to the Commission on July 8, 2010;

(u)	Report on Form 6-K of the Registrant, furnished to the Commission on August 13, 2010;

(v)	Report on Form 6-K of the Registrant, furnished to the Commission on September 3, 2010;

(w)	Report on Form 6-K of the Registrant, furnished to the Commission on September 13, 2010;

(x)	Reports on Form 6-K of the Registrant, furnished to the Commission on September 15, 2010;

(y)	Report on Form 6-K of the Registrant, furnished to the Commission on September 23, 2010;

(z)	Reports on Form 6-K of the Registrant, furnished to the Commission on October 26, 2010;

(aa)	Report on Form 6-K of the Registrant, furnished to the Commission on November 2, 2010; and

(bb)	the description of the Common Shares included in the Registration Statement on Form 8-A of the Registrant, field with the Commission on March 29, 2000.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. In addition, any Report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

Item 4.	Description of Securities

Not Applicable

Item 5.	Interests of Named Experts and Counsel

Not Applicable

Item 6.	Indemnification of Directors and Officers

Section 124 of the Canada Business Corporations Act, as amended (the “CBCA”), provides as follows:

(1)
Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)
Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)	Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

(a)
acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)
Indemnification in derivative actions. A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5)
Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)	fulfils the conditions set out in subsection (3).

(6)	Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

(a)	in the individual’s capacity as a director or officer of the corporation; or

(b)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7)
Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)	Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)	Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that, subject to Section 124 of the CBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer (or an individual acting in a similar capacity) of another entity against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which he is involved because of that association with the Registrant or such entity and may advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in this paragraph in accordance with the CBCA.

The Registrant carries liability insurance for the benefit of its directors and officers, former directors and officers and every person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and their respective heirs, and legal representatives.  The insurance policy provides coverage to a total limit of Cdn$140,000,000 for the protection of the personal liability of the directors and officers and includes insurance to reimburse the Registrant for its indemnity of its directors and officers up to a limit of Cdn$100,000,000 per loss. In addition, the Registrant maintains a Side A policy in the amount of Cdn$40,000,000 which is reserved solely for the directors and officers. Each loss or claim for which the Registrant seeks reimbursement is subject to a deductible of up to Cdn$2,000,000 payable by the Registrant. The total annual premium for the directors' and officers' liability policy is Cdn$1,600,000, which is paid in full by the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed.

Not Applicable

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Ex. No.	Description

4.1	Specimen Common Share certificate.

4.2	By-law Number 1-2002.(1)

4.3	Certificate and Articles of Amalgamation.

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on page 8 of this Registration Statement).
__________________________
(1)	Incorporated by reference to the Report on Form 6-K of the Registrant furnished to the Commission on August 22, 2005.

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ottawa, Province of Ontario, Canada, on November 23, 2010.

NORDION INC.

By:	/s/ Steven West
	Name:	Steven West
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes each of Peter Dans and Neil Gotfrit as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 2010.

Signature	Title

/s/ Steven West	Chief Executive Officer and Director
Steven M. West	(Principal Executive Officer)

/s/ Peter Dans	Senior Vice-President and Chief Financial Officer
Peter Dans	(Principal Financial and Accounting Officer)

/s/ William D. Anderson	Director
William D. Anderson

/s/ William G. Dempsey	Director
William G. Dempsey

Director
William A. Etherington

/s/ Robert W. Luba	Director
Robert W. Luba

/s/ Mary A. Mogford	Director
Mary A. Mogford

/s/ Kenneth Newport	Director
Kenneth Newport

/s/ Oye Olukotun	Director
Oye Olukotun

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the undersigned certifies that he is the duly authorized United States representative of Nordion Inc. and has duly caused this Registration Statement to be signed, solely in his capacity as the duly authorized United States representative of Nordion Inc., in the City of Wilmington, State of Delaware, on November 23, 2010.

MDS US HOLDINGS LLC
(Authorized Representative in the United States)

/s/ Neil Gotfrit
By: Neil Gotfrit
Title: President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Share certificate.

4.2	By-law Number 1-2002.(1)

4.3	Certificate and Articles of Amalgamation.

23.1	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on page 8 of this Registration Statement).
__________________________
(1)	Incorporated by reference to the Report on Form 6-K of the Registrant furnished to the Commission on August 22, 2005.